                                                                      Exhibit 12
                                                                     Page 1 of 2

                            BankAmerica Corporation
                      Ratio of Earnings to Fixed Charges

                                                                                              Year Ended December 31
                                                                                --------------------------------------------------
(dollar amounts in millions)                                                         1997      1996      1995      1994      1993
                                                                                     ----      ----      ----      ----      ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
        Interest expense (other than interest on deposits)                         $ 2,995   $ 2,713   $ 2,455    $1,505    $1,215
        Interest payments on trust preferred securities (see footnote (a))             143         7         -         -         -
        Interest factor in rent expense                                                122       125       120       109       112
        Other                                                                            2         -         -         3         2
                                                                                 --------- --------- --------- --------- ---------
                                                                                   $ 3,262   $ 2,845   $ 2,575    $1,617    $1,329
                                                                                 ========= ========= ========= ========= =========
Earnings:
        Income from operations                                                     $ 3,210   $ 2,873   $ 2,664    $2,176    $1,954
        Applicable income taxes                                                      2,116     1,900     1,903     1,541     1,474
        Fixed charges                                                                3,262     2,845     2,575     1,617     1,329
        Other                                                                         (51)       (9)      (12)      (55)      (39)
                                                                                 --------- --------- --------- --------- ---------
                                                                                   $ 8,537   $ 7,609   $ 7,130    $5,279    $4,718
                                                                                 ========= ========= ========= ========= =========
Ratio of earnings to fixed charges,
  excluding interest on deposits                                                      2.62      2.67      2.77      3.26      3.55


INCLUDING INTEREST ON DEPOSITS

Fixed charges:
        Interest expense                                                           $ 8,788   $ 8,072   $ 7,378    $4,842    $4,186
        Interest payments on trust preferred securities (see footnote (a))             143         7         -         -         -
        Interest factor in rent expense                                                122       125       120       109       112
        Other                                                                            2         -         -         3         2
                                                                                 --------- --------- --------- --------- ---------
                                                                                   $ 9,055   $ 8,204   $ 7,498    $4,954    $4,300
                                                                                 ========= ========= ========= ========= =========
Earnings:
        Income from operations                                                     $ 3,210   $ 2,873    $2,664    $2,176    $1,954
        Applicable income taxes                                                      2,116     1,900     1,903     1,541     1,474
        Fixed charges                                                                9,055     8,204     7,498     4,954     4,300
        Other                                                                         (51)       (9)      (12)      (55)      (39)
                                                                                 --------- --------- --------- --------- ---------
                                                                                   $14,330   $12,968   $12,053    $8,616    $7,689
                                                                                 ========= ========= ========= ========= =========
Ratio of earnings to fixed charges,
including interest on deposits                                                        1.58      1.58      1.61      1.74      1.79

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

                                                                      Exhibit 12
                                                                     Page 2 of 2
                            BankAmerica Corporation
       Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

                                                                                          Year Ended December 31
                                                                               ---------------------------------------------
(dollar amounts in millions)                                                       1997     1996     1995     1994     1993
                                                                                   ----     ----     ----     ----     ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
        Interest expense (other than interest on deposits)                       $ 2,995  $ 2,713  $ 2,455   $1,505   $1,215
        Interest payments on trust preferred securities (see footnote (a))           143        7        -        -        -
        Interest factor in rent expense                                              122      125      120      109      112
        Preferred dividend requirements (see footnote (b))                           166      307      389      424      423
        Other                                                                          2        -        -        3        2
                                                                                -------- -------- -------- -------- --------
                                                                                 $ 3,428  $ 3,152  $ 2,964   $2,041   $1,752
                                                                                ======== ======== ======== ======== ========
Earnings:
        Income from operations                                                   $ 3,210  $ 2,873  $ 2,664   $2,176   $1,954
        Applicable income taxes                                                    2,116    1,900    1,903    1,541    1,474
        Fixed charges, excluding preferred dividend requirements                   3,262    2,845    2,575    1,617    1,329
        Other                                                                       (51)      (9)     (12)     (55)     (39)
                                                                                -------- -------- -------- -------- --------
                                                                                 $ 8,537  $ 7,609  $ 7,130   $5,279   $4,718
                                                                                ======== ======== ======== ======== ========
Ratio of earnings to fixed charges and preferred dividends,
  excluding interest on deposits                                                    2.49     2.41     2.41     2.59     2.69


INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
        Interest expense                                                         $ 8,788  $ 8,072  $ 7,378   $4,842   $4,186
        Interest payments on trust preferred securities (see footnote (a))           143        7        -        -        -
        Interest factor in rent expense                                              122      125      120      109      112
        Preferred dividend requirements (see footnote (b))                           166      307      389      424      423
        Other                                                                          2        -        -        3        2
                                                                                -------- -------- -------- -------- --------
                                                                                 $ 9,221  $ 8,511  $ 7,887   $5,378   $4,723
                                                                                ======== ======== ======== ======== ========
Earnings:
        Income from operations                                                   $ 3,210  $ 2,873  $ 2,664   $2,176   $1,954
        Applicable income taxes                                                    2,116    1,900    1,903    1,541    1,474
        Fixed charges, excluding preferred dividend requirements                   9,055    8,204    7,498    4,954    4,300
        Other                                                                       (51)      (9)     (12)     (55)     (39)
                                                                                -------- -------- -------- -------- --------
                                                                                 $14,330  $12,968  $12,053   $8,616   $7,689
                                                                                ======== ======== ======== ======== ========
Ratio of earnings to fixed charges and preferred dividends,
  including interest on deposits                                                    1.55     1.52     1.53     1.60     1.63

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

(b) Preferred stock dividend requirements represent pre-tax earnings necessary to cover preferred stock dividends declared during the years ended December 31, 1997, 1996, 1995, 1994, and 1993 of $100 million, $185 million, $227 million, $248 million, and $241 million, respectively.